UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2015

VIATAR CTC SOLUTIONS INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-199619 (Commission File Number)	26-1581305 (IRS Employer Identification No.)

116 John Street, Suite 10, Lowell, Massachusetts (Address of principal executive offices)	01852 (Zip Code)

Registrant’s telephone number, including area code: (617) 299-6590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ð	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
€	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

€	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
€	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 21, 2015, Viatar CTC Solutions Inc. issued a press release announcing upcoming presentation by Ilan Reich, its Chairman and Chief Executive Officer, at the SeeThruEquity 4th Annual Microcap Investor Conference and the 2015 Marcum MicroCap Conference being held in New York on May 28, 2015.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release, dated May 21, 2015, issued by Viatar CTC Solutions Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATAR CTC SOLUTIONS INC.

Dated: May 21, 2015
	By:	/s/ Ilan Reich
	Name:	Ilan Reich
	Title:	Chief Executive Officer and Chief Financial Officer

Exhibit 99.1

Viatar CTC Solutions Announces Participation in Upcoming Conferences

LOWELL, Mass., May 21, 2015 (GLOBE NEWSWIRE) – Viatar CTC Solutions Inc. (OTC Pink:VRTT), a medical technology company focused on the treatment of patients with metastatic cancer, today announced that its Chairman and CEO, Ilan Reich, will provide a corporate overview during presentations at the following upcoming investor conferences.

Event: SeeThruEquity 4th Annual Microcap Investor Conference

Date: May 28, 2015

Time: 9:30-10:00AM ET

Location: Convene Grand Central, 101 Park Avenue, New York City

Event: 2015 Marcum MicroCap Conference

Date: May 28, 2015

Time: 3:00-3:30PM ET

Location:  Grand Hyatt Hotel, 109 E 42nd St, New York City

About Viatar CTC Solutions Inc.

Viatar CTC Solutions Inc. is a medical technology company focused on the treatment of patients with metastatic cancer. The company’s lead product, the ViatarTM Therapeutic Oncopheresis System, removes circulating tumor cells from whole blood using label-free cross-flow filtration. Pending regulatory approval targeted for 2016, it will be used as a periodic therapy to improve overall survival for a wide range of solid tumor types such as lung, breast, colon, prostate and gastric cancers.

This proprietary technology also powers the company’s liquid biopsy products, which are collection systems for use by genetic testing companies, researchers and medical oncologists that provide a greater quantity and purity of circulating tumor cells for their molecular analysis and personalized medicine objectives.

Investor Contact:

David Burke

The Ruth Group

646-536-7009

dburke@theruthgroup.com